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                                                                     EXHIBIT 4.2

                             Up to $1,090,000,000

                               ALZA Corporation

       Zero Coupon Convertible Subordinated Debentures Due July 28, 2020
                         REGISTRATION RIGHTS AGREEMENT

       July 24, 2000


CREDIT SUISSE FIRST BOSTON CORPORATION
CHASE SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York  10010-3629

Dear Sirs:

          ALZA Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to Credit Suisse First Boston Corporation ("CSFBC") and Chase Securities Inc. and Morgan Stanley & Co. Incorporated (the "Initial Purchasers"), upon the terms set forth in a purchase agreement of even date herewith (the "Purchase Agreement"), $910,000,000 aggregate principal amount at maturity (plus up to an additional $180,000,000 principal amount at the option of the Initial Purchasers) of Zero Coupon Convertible Subordinated Debentures Due July 28, 2020 (the "Debentures") of the Company. The Debentures will be issued pursuant to an Indenture, dated as of July 28, 2000 (the "Indenture"), between the Company and The Chase Manhattan Bank and Trust Company, National Association (the "Trustee"). The Debentures will be convertible into shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") at the Conversion Rate set forth in the Indenture. As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the Initial Purchasers' obligations thereunder, the Company agrees with the Initial Purchasers, (i) for the benefit of the Initial Purchasers and
(ii) for the benefit of the holders of the Debentures and the Common Stock issuable upon conversion of the Debentures (collectively, the "Securities") from time to time until such time as such Securities have been sold pursuant to a Shelf Registration Statement (as defined below) (each
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of the foregoing, including, if applicable, the Initial Purchasers, a "Holder"
and together the "Holders"), as follows:

          1.   Shelf Registration. The Company shall take the following actions:
               ------------------


               (a) The Company shall, at its cost, within 90 days after the first date of original issuance of the Debentures prepare and file with the Securities and Exchange Commission (the "Commission") and thereafter shall use its reasonable best efforts to cause to be declared effective within 180 days after the first date of original issuance of the Debentures, a registration statement on Form S-3 (the "Shelf Registration Statement") covering the offer and sale of the Transfer Restricted Securities (as defined in paragraph 5(d) hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") (hereinafter, the "Shelf Registration"); provided, however, that no Holder (other than the Initial Purchasers) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder. In order to have Securities included in the Shelf Registration Statement, the Holder thereof shall deliver to the Company a properly-completed and signed Selling Securityholder Notice and Questionnaire (the "Holder Notice") in the form attached as Annex A to the Confidential Offering Circular, dated as of July 24, 2000, relating to the Debentures.

               (b) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, for a period of two years from the date of its effectiveness or such shorter period that will terminate when all of the Transfer Restricted Securities (i) have been sold pursuant to the Shelf Registration Statement, (ii) have been distributed to the public pursuant to Rule 144 under the Securities Act (or any successor rule thereto), or (iii) may be sold pursuant to Rule 144(k) under the Securities Act (or any successor rule therefore), assuming for this purpose that the Holders thereof are not affiliates of the Company (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless (i) such action is required by applicable law or (ii) upon the occurrence of any

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event contemplated by paragraph 2(b)(v) below, such action is taken by the
Company in good faith and for valid business reasons and the Company thereafter complies with the requirements of paragraph 2(h).

               (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          2.   Registration Procedures. In connection with the Shelf
               -----------------------
Registration contemplated by paragraph 1 hereof the following provisions shall apply:

               (a) The Company shall (i) furnish to each of the Initial Purchasers, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each amendment or supplement, if any, to the prospectus included therein and, in the event that any of the Initial Purchasers (with respect to any portion of an unsold allotment from the original offering) is participating in the Shelf Registration Statement, shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as any such Initial Purchasers reasonably may propose; (ii) prior to the filing of the Shelf Registration Statement, provide a notice to the Holders of its intention to file such Shelf Registration Statement and request that Holders return to the Company a completed Holder Notice if such Holder proposes to include Securities held by it in the Shelf Registration Statement, and (iii) include (including, to the extent applicable,) by means of amendment or post-effective amendment to the Shelf Registration Statement) the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement, as selling security holders.

               (b) The Company shall give written notice to the Initial Purchasers and the Holders (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

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               (i)    when the Shelf Registration Statement or any amendment
     thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

               (ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the prospectus included therein or for additional information;

               (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

               (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

               (v) of the happening of any event or circumstance that would require the Company to make changes in the Shelf Registration Statement or the prospectus in order that the Shelf Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading, which written notice need not provide any detail as to the nature of such event.

               (c) The Company shall make every reasonable effort to obtain the withdrawal, at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

               (d) The Company shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all documents incorporated by reference, if any, and all exhibits to such Shelf Registration Statement.

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               (e)  The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

               (f) Prior to any public offering of the Securities, pursuant to the Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of such Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

               (g) The Company shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to the Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to the Shelf Registration Statement.

               (h)  Upon the occurrence of any event contemplated by paragraphs
(ii) through (v) of paragraph 2(b) above during the period for which the Company is required to maintain an effective Shelf Registration Statement, the Company shall, as required hereby, prepare and file a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any such amendment, supplement or

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document will be prepared and filed as promptly as practicable under the circumstances, as determined in good faith by the Company, it being understood that the Company may have bona fide reasons to delay such preparation and filing for a period which may not in any individual instance exceed 60 days.

               (i) Not later than the effective date of the Shelf Registration Statement, the Company will provide CUSIP numbers for the Debentures and the Common Stock registered under the Shelf Registration Statement, and provide the Trustee with printed certificates for such Debentures, in form eligible for deposit with The Depository Trust Company.

               (j) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to the Holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

               (k) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

               (l) The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such Shelf Registration the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

               (m) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all other actions, if any, as any Holder shall reasonably request in order to

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facilitate the disposition of the Securities pursuant to the Shelf Registration, provided, however, that (i) the Company shall not be required to facilitate an underwritten offering pursuant to the Shelf Registration Statement by any Holders unless the offering relates to at least $100,000,000 aggregate principal amount at maturity of the Debentures or the equivalent number of shares of Common Stock into which such Debentures are convertible and (ii) the Company will not be required to facilitate more than five underwritten offerings pursuant to the Shelf Registration Statement.

               (n) The Company shall (i) make reasonably available for inspection by the Holders of the Securities, any underwriter participating in any distribution pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Securities or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of the Securities or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of
Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering (i) shall be coordinated on behalf of the Initial Purchasers by CSFBC and on behalf of the other parties, by one counsel designated by and on behalf of the other parties as described in paragraph 3 hereof and (ii) shall be conditioned upon such party entering into customary confidentiality agreements with the Company.

               (o) The Company, if requested by any Holder of Securities covered by the Shelf Registration, shall cause (i) its counsel (which may include the Company's general counsel for one or more of the opinions) to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders, and the managing underwriters, if any, thereof, and dated, in the case of the initial opinion, the effective date of the Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company; the qualification of the Company to transact business as a foreign corporation; the due authorization, execution and delivery of the relevant agreement of the type referred to in paragraph 2(m) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Securities; the absence of material legal or governmental proceedings involving the Company; the absence of governmental

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approvals required to be obtained in connection with the Shelf Registration
Statement, the offering and sale of the applicable Securities, or any agreement of the type referred to in paragraph 2(m) hereof; the compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Trust Indenture Act, respectively; and, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange
Act), (ii) its officers to execute and deliver all customary certificates and updates thereof requested by any underwriters of the applicable Securities or counsel for the Holders and (iii) its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided or incorporated by reference in the Shelf Registration Statement to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

               (p) The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration of the Securities covered by the Shelf Registration Statement contemplated hereby.

          3.   Registration Expenses.  The Company shall bear all fees and
               ---------------------
expenses incurred in connection with the performance of its obligations under paragraphs 1 through 2 hereof (including the reasonable fees and expenses, if any, of Skadden, Arps, Slate, Meagher, & Flom LLP, counsel for the Initial Purchasers, incurred in connection with the Shelf Registration), whether or not the Shelf Registration Statement is filed or becomes effective, and shall bear or reimburse the Holders of the Securities covered by the Shelf Registration for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in principal amount at maturity of the Securities covered by the Shelf Registration Statement (provided that Holders of Common Stock issued upon the conversion of

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the Debentures shall be deemed to be Holders of the aggregate principal amount at maturity of Debentures from which such Common Stock was converted) to act as counsel for the Holders in connection therewith.

          4.   Indemnification.
               ---------------

               (a) The Company agrees to indemnify and hold harmless each Holder and its directors or officers (if applicable) and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each such Holder, directors and officers and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party becomes subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or prospectus, including any document incorporated by reference therein, or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to the Shelf Registration Statement, the indemnity agreement contained in this subparagraph (a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus which did not include the relevant untrue statement or omission or alleged untrue statement or omission relating to such Securities was required to be delivered

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by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to such Holder; provided, further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party.

               The Company shall also indemnify any relevant underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders if requested by such Holders.

               (b) Each Holder, severally and not jointly, will indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively, the ACompany Indemnified Parties@) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof, to which such Company Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company Indemnified Parties.

               (c) Promptly after receipt by an indemnified party under this paragraph 4 of notice of the commencement of any action or proceeding

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(including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph 4, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations under subparagraph (a) or (b) above to any indemnified party except if, and only to the extent that, the indemnifying party is prejudiced thereby. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this paragraph 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

               (d) If the indemnification provided for in this paragraph 4 is unavailable or insufficient to hold harmless an indemnified party under subparagraphs (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subparagraphs (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the registration of the Securities, pursuant to the Shelf Registration, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The

                                       11
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relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subparagraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subparagraph (d). Notwithstanding any other provision of this paragraph 4(d), the Holders shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party.

                    (e) The agreements contained in this paragraph 4 shall survive the sale of the Securities pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

               5.   Additional Interest Under Certain Circumstances.
                    -----------------------------------------------

                    (a) Except as set forth in paragraph 5(b), Additional interest (the "Additional Interest") with respect to the Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iii) below being herein called a "Registration Default"):

                    (i) if after the 90th day after the first date of original issuance of the Debentures, the Shelf Registration Statement has not been filed with the Commission;

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                 (ii)  if after the 180th day after the first date of original issuance of the Debentures, the Shelf Registration Statement has not been declared effective by the Commission; or

                (iii) if after the Shelf Registration Statement is declared effective (A) the Shelf Registration Statement thereafter ceases to be effective; or (B) the Shelf Registration Statement or the related prospectus ceases to be usable in connection with resales of Transfer Restricted Securities (as defined below) during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such Shelf Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend such Shelf Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

          Additional Interest shall accrue on the Debentures and/or any shares of Common Stock into which any Debentures have been previously converted that are, in each case, Transfer Restricted Securities, from and including the date on which any Registration Default shall occur, but excluding the date on which all Registration Defaults have been cured, at a rate of 0.25% per annum for the first 90-day period from and including the date of the Registration Default and thereafter at a rate of 0.50% per annum. The applicable Additional Interest will be calculated on the aggregate issue price plus accrued original issue discount of the outstanding Debentures which are Transfer Restricted Securities and, if applicable, the aggregate Applicable Conversion Price (as defined below) of any issued and outstanding shares of Common Stock which are Transfer Restricted Securities into which any Debentures have been previously converted (such amount with respect to the Debentures and the Common Stock, the "Applicable Principal"). "Applicable Conversion Price" means the original issue price of a Debenture plus accrued original issue discount to the date of calculation divided by the Conversion Rate (as defined in the Indenture) as then in effect.

                (b) A Registration Default referred to in paragraph 5(a)(iii)(B) shall be deemed not to have occurred and not to be continuing in relation to the Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial informa-

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tion with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events with respect to the Company that would need to be described in the Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding in good faith to amend or supplement the Shelf Registration Statement and related prospectus to describe such events as required by paragraph 2(h) hereof; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 60 days in any individual instance, Additional Interest shall be payable in accordance with the above paragraph from the date such Registration Default occurs until such Registration Default is cured.

               (c) Any amounts of Additional Interest due pursuant to subparagraphs (a)(i), (a)(ii) or (a)(iii) of this paragraph 5 will be payable in cash on each July 28 and January 28. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the Applicable Principal, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360. The indebtedness represented by the Additional Interest shall be subordinated in right of payment to all existing and future Senior Indebtedness (as defined in the Indenture) as and to the same extent as the Debentures.

               (d)  "Transfer Restricted Securities" means each Security until
(i) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

          6.   Rules 144 and 144A.  The Company shall use its reasonable best
               ------------------
efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A under the Securities Act. The Company covenants that it will take such further action as any Holder of Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitations of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. The Company will provide a copy of this Agreement to prospective purchasers of Securities identified to the Company by the Initial Purchasers upon request. Notwithstanding the foregoing, nothing in this paragraph 6 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

          7.   Underwritten Registrations.  If any of the Transfer Restricted
               --------------------------
Securities covered by the Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("Managing Underwriters") will be selected by the Holders of a majority in aggregate principal amount at maturity of such Transfer Restricted Securities to be included in such offering (provided that Holders of Common Stock issued upon conversion of Debentures shall not be deemed Holders of Common Stock, but shall be deemed to be Holders of the aggregate principal amount at maturity of Debentures from which such Common Stock was converted) which Managing Underwriters must be reasonably acceptable to the Company.

          No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

          8.   Miscellaneous.
               -------------

               (a)  Amendments and Waivers. The provisions of this Agreement may
                    ----------------------
not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the written consent of the Company, on the one hand, and the written consent of the Holders of a majority in principal amount at maturity of the Securities (provided that Holders of Common Stock issued upon conversion of Debentures shall not be deemed Holders of Common Stock, but shall be deemed to be Holders of the aggregate principal amount at maturity of Debentures from which such Common Stock was converted) affected by such amendment, modification, supplement, waiver or consents, on the other hand.

               (b)  Notices. All notices and other communications provided for
                    -------
or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

                    (1) if to a Holder, at the most current address given by such Holder to the Company;

                    (2) if to any of the Initial Purchasers, to CSFBC at its address as follows:

               Credit Suisse First Boston Corporation
               Eleven Madison Avenue
               New York, NY 10010-3629
               Fax No.: (212) 325-8278
               Attention: Transactions Advisory Group

          with a copy to:

               Skadden, Arps, Slate, Meagher, & Flom LLP
               Four Times Square
               New York, NY 10036
               Fax No.: (212) 735-2000
               Attention: Mark C. Smith, Esq.

                    (3)  if to the Company, at its address as follows:

               ALZA Corporation
               1900 Charleston Road
               Mountain View, CA 94303
               Fax No.: (650) 564-7848
               Attention: General Counsel

          with a copy to:

               Heller Ehrman White & McAuliffe LLP
               525 University Avenue
               Palo Alto, CA 94301

               Fax No.: (650) 324-0638
               Attention: Sarah A. O'Dowd


          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

               (c)  No Inconsistent Agreements. The Company has not, as of the
                    --------------------------
date hereof, entered into, nor shall it, on or after the date hereof, without the prior consent of CSFBC, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

               (d)  Successors and Assigns. This Agreement shall be binding upon
                    ----------------------
the Company and its successors and assigns.

               (e)  Counterparts. This Agreement may be executed in any number
                    ------------
of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (f)  Headings. The headings in this Agreement are for convenience
                    --------
of reference only and shall not limit or otherwise affect the meaning hereof.

               (g)  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND
                    -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

               (h)  Severability. If any one or more of the provisions contained
                    ------------
herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

               (i)  Securities Held by the Company. Whenever the consent or
                    ------------------------------
approval of Holders of a specified percentage of principal amount at maturity of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers and the Company in accordance with its terms.

                                        Very truly yours,

                                        ALZA CORPORATION

                                        By:
                                             /s/ Matthew K. Fust
                                        --------------------------------
                                        Name:  Matthew K. Fust
                                        Title: Senior Vice President and
                                               Chief Financial Officer

The foregoing Registration Rights
Agreement is hereby confirmed and
accepted as of the date first above
written.

CREDIT SUISSE FIRST BOSTON CORPORATION
CHASE SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED


By: CREDIT SUISSE FIRST BOSTON CORPORATION

By:
    /s/ David J. Koo
---------------------
Name:  David J. koo
Title: Vice President